SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                              FORM 8-K


                         CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 3, 1998

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674                                 94-2793941
(Commission File Number)      (IRS Employer Identification No.)


47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (510) 226-4000


Not Applicable
(Former name or former address, if changed since last report.)



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            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events
Issuance of Equity Securities Pursuant to Regulation D

          Registrant has recently entered into agreements with certain holders (the "Holders") of Registrant's warrants to purchase common stock (the "Warrants") in connection with the
exercise of the Warrants.   The agreements provided that as an
incentive for exercising Warrants with a per share exercise price in excess of the then current trading price of the common stock, Registrant would sell additional shares of its common stock (the
"Incentive Shares") to the Holders at a discount to market.   As of
June 30, 1998, the number of Incentive Shares sold pursuant to such agreements totaled 11,944,880. The total number of Registrant's common stock issued and outstanding as of June 30, 1998, including the Incentive Shares, is 127,032,278. Although the Incentive Shares have not yet been registered for resale, they were issued with certain registration rights which could require them to be registered for resale as early as September 1998.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYQUEST TECHNOLOGY, INC.
                                   (Registrant)


Date: July 14, 1998                By   /s/ Michael Clemens
                                        Michael Clemens
                                        Acting Chief Financial
                                        Officer

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